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                                                                    Exhibit 10.7

                              EMPLOYMENT CONTRACT
                              -------------------

     This Employment Contract ("Contact") entered into this 18/th/ day of September, 1998, by and between Security Federal Bank FSB ("Employer") and John
P. Hyland, Jr. ("Hyland"),

     WITNESSETH that:

     Whereas, Employer seeks to fill a vacancy in the position of CEO/President with an individual experienced in banking and possessing management and leadership skills;

     Whereas, Hyland possesses such experience and skills and has served in similar capacities for other banking institutions;

     Whereas, Employer and Hyland believe that Hyland's efforts and skills will contribute to the growth and prosperity of the Employer,

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, it is hereby agreed that:

1.   Terms of Contract
     -----------------

     Effective October 5, 1998, and for a period of one (1) year from that date, Employer will employ Hyland as Chief Executive Officer and President. Hyland agrees to such term of employment. Employer and Hyland further agree that by mutual agreement Hyland's term of employment may be extended for an additional period not to exceed a total of three (3) years for any contract term.

     Hyland will perform such duties as are assigned to him by the Employer's Board of Directors or its Executive Committee. Hyland shall be obligated to devote his full time efforts to the position of CEO/President.

     Hyland has disclosed to Employer that he serves as a Director of other corporations. Employer agrees that Hyland may continue such service so long as there is no conflict with the duties and positions which he holds as an employee of Employer. Hyland shall otherwise abide by the terms and provisions set forth in Employer's Employee Handbook regarding such outside interests. In the event that Employer determines that Hyland's affiliation with other corporations or business entities conflicts with his position as CEO/President, Employer shall provide to Hyland thirty (30) days written notice of such conflict(s) and Hyland shall have thirty (30) days time thereafter to remedy such conflicts(s) or face termination.

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2.   Compensation
     ------------

     Employer agrees to pay to Hyland and Hyland agrees to accept a salary of $175,000.00 per year, payable in installments in accordance with the Employer's prevailing payroll program. Additionally, Hyland shall receive all employee benefits in force from time to time for all employees of Employer, including, but not limited to, vacation, health insurance, life insurance, pension plan, and 401(k) and not inconsistent with the terms of this Contract.

3.   Death and Disability
     --------------------

     A. Hyland represents that the condition of his health is such that he can fully perform the terms of this Contract. At the request of Employer, Hyland may at any time be required to submit to such physical examinations as Employer may direct. All expenses incurred for any such physical examination shall be paid by Employer.

     B. In the event of Hyland's death prior to the expiration of this Contract, Employer shall pay to Hyland's estate the amount of Hyland's salary and vacation having accrued up to Hyland's date of death. Employer shall than have no further obligations to Hyland, to Hyland's estate, or to Hyland's heirs.


     C. In the event of Hyland's disability, as herein after defined, and prior to the expiration of this Contract, Employer shall pay Hyland the amount of Hyland's salary and vacation having accrued up to the date of Hyland's disability. Employer shall than have no further salary obligations to Hyland, to Hyland's estate, or to Hyland's heirs.

     D. As used herein, the term "disability" means any continuing physical or mental condition which shall incapacitate Hyland from performing his duties hereunder and which condition shall not be removed within ninety (90) days from the date Employer's Board of Directors determines that such a disability exists and provides written notice of that determination to Hyland. If any controversy or disagreement shall arise as to the existence or duration of such disability, Hyland shall be examined by a physician to be mutually selected by Employer and Hyland's spouse. The decision of the physician shall be conclusive and binding on all parties. In the event that Employer and Hyland's spouse cannot agree on the selection of the examining physician, the examining physician shall be designated by the Executive Committee of Employer's Board of Directors from those physicians recommended by the Chief of Staff of Community Hospital, Munster, Indiana.

4.   Miscellaneous
     -------------

     During the term of this Contract Hyland shall be provided, at Employer's expense, a cellular telephone and pager. Additionally, Employer shall reimburse to Hyland business expenses incurred in the performance of Hyland's duties, upon presentation to Employer by Hyland of itemized accounts and receipts.

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5.   Termination of Contract
     -----------------------

     A. This Contract may be terminated at any time by Employer's Board of Directors. Any such termination, except for cause, shall not prejudice Hyland's right to compensation or other benefits under the Contract. Hyland shall have no right to receive compensation or other benefits for any period after termination for cause.

     B. This Contract may be terminated by Employer for misfeasance, malfeasance or nonfeasance on the part of Hyland as an Employee of Employer of for Hyland's failure to comply with any provision of this Contract. Termination for cause shall include termination based upon personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order. In such event, written notice of such termination from Employer's Board of Directors of Executive Board Committee to Hyland shall relieve Employer of all obligations under this Contract.

     C. If Hyland is suspended and/or temporarily prohibited from participating in the conduct of the Employer's affairs by a notice served pursuant to applicable sections of the Federal Deposit Insurance Act, the Employer's obligations under this Contract shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Employer may in its discretion pay to Hyland all or part of the compensation withheld while its Contract obligations were suspended and reinstate (in whole or in part) any of its obligations which were suspended.

     D. If Hyland is removed and/or permanently prohibited from participating in the conduct of the Employer's affairs by an order issued under any section of the Federal Deposit Insurance Act, all obligations of the Employer under this Contract shall terminate as of the effective date of the order, but Hyland's vested rights, if any, shall not be affected.

     E. If Employer is in default pursuant to applicable federal regulations, all obligations under this Contract shall terminate as of the date of default except with respect to any vested rights.

     F. This Contract shall be subject to all other provisions of OTS Regulations Section 563.39 whether specifically enumerated herein or not.

     G. At all times, both during and after his employment with Employer, Hyland will hold Employer's proprietary information in confidence. Proprietary information shall include, but not be limited to, Employer's databases, marketing and sales plans, product development, business and financial plans or forecast, non-public financial information, agreements, and customer and employee lists.

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     H.   Any payments made to Hyland pursuant to this Contract, or otherwise, are subject to or conditioned upon compliance with 12 USC(S) 1828(k) and any regulations promulgated thereunder.

6.   Notice
     ------

     All notices, demands, elections, and other communications required hereunder shall be in writing and shall be deemed to have been served upon or delivered to a party when personally served or delivered to such party or when deposited in the United States Mail, postage prepaid, and addressed to such party as follows:

     A.   If to Employer:

                              Security Federal Bank FSB
                              Office of the Secretary
                              9321 Wicker Avenue
                              St. John, Indiana 46373-9412

     B.   If to Hyland:

                              John P. Hyland, Jr.
                              8055 West 129th Place
                              Palos Park, Illinois 60464

7.   Governing Law
     -------------

     This Contract shall be governed by, construed and enforced in accordance with the laws of the state of Indiana.


8.   Binding Effect
     --------------

     The terms and provisions of this Contract shall be binding upon and inure to the benefit of both Employer (or any successor corporation, association or entity resulting from a merger or consolidation in which Employer's assets are sold or transferred, or to any corporation, subsidiary or association affiliated with Employer which assumes this Contract), and, upon Hyland, his heirs, assigns, and personal representative.

9.   Entire Agreement
     ----------------

     This Contract constitutes the entire agreement between Employer and Hyland and may not be changed or modified except in writing, signed by the parties hereto.

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     IN WITNESS WHEREOF, Employer and Hyland have executed this Contract on the date above written.


SECURITY FEDERAL BANK, FSB

BY:  /s/ Mary Beth Bonaventura                  /s/ John P. Hyland
   --------------------------------           -----------------------------
     MARY BETH BONAVENTURA                      JOHN P. HYLAND, JR.
     Co-Chair, Board of Directors
     Member, Executive Committee


     /s/ Tula Kavadias
   --------------------------------
     TULA KAVADIAS
     Member, Executive Committee


     /s/ Robert Lauer
  ---------------------------------
     ROBERT LAUER
     Member, Executive Committee

ATTEST:

    /s/ D. Anne Brown
  ---------------------------------
    D. ANNE BROWN, Secretary
    Senior Executive Vice-President

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